EXHIBIT (a) (6)
                                                                 ---------------

                          ARTICLES SUPPLEMENTARY TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         MORGAN KEEGAN SELECT FUND, INC.

         Morgan Keegan Select Fund, Inc., a corporation organized and existing under the Corporations and Associations Law of the State of Maryland ("Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: At a meeting of the Board of Directors held on August 19, 2002, the majority of the entire Board of Directors of the Corporation voted to supplement the Articles of Incorporation of the Corporation and approved re-designating the classes of shares of the Corporation's stock.

         SECOND:  This supplement is limited to changes expressly  authorized by
Section 2-105(c) of the Corporations and Associations Law of the State of Maryland and may be made without action by the Corporation's stockholders.

         THIRD: A description of each class of shares of the Corporation, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption is as outlined in the Articles of Incorporation of the Corporation and has not been changed by Amendment.

         FOURTH: Immediately prior to this supplement, the total number of shares of stock of all classes that the Corporation had authority to issue was two billion (2,000,000,000) shares, with a par value of one tenth of one cent ($.001) per share, for an aggregate par value of Two Million Dollars ($2,000,000.00). Pursuant to powers granted to the Board of Directors in Article Sixth of the Articles of Incorporation, the Board of Directors had established and classified six (6) series of shares of capital stock, comprising One Billion Eight Hundred Million (1,800,000,000) shares in the aggregate, each to be known as: (1) Regions Morgan Keegan Select Intermediate Bond Fund, (2) Regions Morgan Keegan Select High Income Fund, (3) Regions Morgan Keegan Select Core Equity Fund, (4) Regions Morgan Keegan Select Utility Fund, (5) Regions Morgan Keegan Select Financial Fund and (6) Regions Morgan Keegan Select Capital Growth Fund. Of these One Billion Eight Hundred Million (1,800,000,000) shares, 100,000,000 shares were established and classified as shares of Regions Morgan Keegan Select Intermediate Bond Fund, Class A; 100,000,000 shares were established and classified as shares of Regions Morgan Keegan Select Intermediate Bond Fund, Class C; 100,000,000 shares were established and classified as shares of Regions Morgan Keegan Select Intermediate Bond Fund, Class I; 100,000,000 shares were established and classified as shares of Regions Morgan Keegan Select High Income Fund, Class A; 100,000,000 shares were established and classified as shares of Regions Morgan Keegan Select High Income Fund, Class C; 100,000,000 shares were established and classified as shares of Regions Morgan Keegan Select High Income Fund, Class I; 100,000,000 shares were established and classified as Regions

Morgan Keegan Select Core Equity Fund, Class A; 100,000,000 shares are hereby established and classified as Regions Morgan Keegan Select Core Equity Fund, Class C; 100,000,000 shares were established and classified as Regions Morgan Keegan Select Core Equity Fund, Class I; 100,000,000 shares were established and classified as Regions Morgan Keegan Select Utility Fund, Class A; 100,000,000 shares were established and classified as Regions Morgan Keegan Select Utility Fund, Class C; 100,000,000 shares were established and classified as Regions Morgan Keegan Select Utility Fund, Class I; 100,000,000 shares were established and classified as Regions Morgan Keegan Select Financial Fund, Class A; 100,000,000 shares were established and classified as Regions Morgan Keegan Select Financial Fund, Class C; 100,000,000 shares were established and classified as Regions Morgan Keegan Select Financial Fund, Class I; 100,000,000 shares were established and classified as Regions Morgan Keegan Select Capital Growth Fund, Class A; 100,000,000 shares were established and classified as Regions Morgan Keegan Select Capital Growth Fund, Class C; and 100,000,000 shares were established and classified as Regions Morgan Keegan Select Capital Growth Fund, Class I.

         FIFTH: The total number of shares of stock of all classes that the corporation is authorized to issue is not being increased or decreased by the Board of Directors. The total number of shares of stock of all classes that the Corporation has authority to issue is two billion (2,000,000,000) shares, with a par value of one tenth of one cent ($.001) per share, for an aggregate par value of Two Million Dollars ($2,000,000.00).

         SIXTH: Pursuant to powers granted to the Board of Directors in Article Sixth of the Articles of Incorporation, the Board of Directors has reclassified the shares described herein and reclassified the shares into four (4) series of shares of capital stock, comprising One Billion Eight Hundred Million (1,800,000,000) shares in the aggregate, each to be known as: (1) Regions Morgan Keegan Select Intermediate Bond Fund, (2) Regions Morgan Keegan Select High Income Fund, (3) Regions Morgan Keegan Select Financial Fund and (4) Regions Morgan Keegan Select Capital Growth Fund. Of these One Billion Eight Hundred Million (1,800,000,000) shares, 100,000,000 shares are established and classified as shares of Regions Morgan Keegan Select Intermediate Bond Fund, Class A; 100,000,000 shares are established and classified as shares of Regions Morgan Keegan Select Intermediate Bond Fund, Class C; 100,000,000 shares are established and classified as shares of Regions Morgan Keegan Select
Intermediate Bond Fund, Class I; 300,000,000 shares are established and classified as shares of Regions Morgan Keegan Select High Income Fund, Class A; 300,000,000 shares are established and classified as shares of Regions Morgan Keegan Select High Income Fund, Class C; 300,000,000 shares are established and classified as shares of Regions Morgan Keegan Select High Income Fund, Class I; 100,000,000 shares are established and classified as Regions Morgan Keegan Select Financial Fund, Class A; 100,000,000 shares are established and classified as Regions Morgan Keegan Select Financial Fund, Class C; 100,000,000 shares are established and classified as Regions Morgan Keegan Select Financial Fund, Class I; 100,000,000 shares are established and classified as Regions Morgan Keegan Select Capital Growth Fund, Class A; 100,000,000 shares are established and classified as Regions Morgan Keegan Select Capital Growth Fund, Class C; and 100,000,000 shares are established and classified as Regions Morgan Keegan Select Capital Growth Fund, Class I.

         SEVENTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

         EIGHTH: The shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

         The foregoing amendment was duly adopted in accordance with the requirements of Section 2-408 of the Corporations and Associations Law of the State of Maryland.

         IN WITNESS WHEREOF, Morgan Keegan Select Fund, Inc. has caused these presents to be signed in its name on its behalf by the President of the Corporation and attested to by the Corporation's Secretary on this 13th day of September, 2002, and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all materials respects, under penalties of perjury.

                                    MORGAN KEEGAN SELECT FUND, INC.



                                    By:  /s/ Allen B. Morgan, Jr.
                                         -------------------------
                                         Allen B. Morgan, Jr.
                                         President
ATTEST:


/s/ Charles D. Maxwell
--------------------------
Charles D. Maxwell
Secretary